REVOLVING PROMISSORY NOTE


$10,000,000.00                                     August 1, 1995

      For value received, LANCER CORPORATION, a Texas corporation (the "Makers," whether one or more), promise to pay to the order of FIRST INTERSTATE BANK OF TEXAS, N.A., a national banking association (the "Payee"), at 700 N. St. Mary's Street, Suite 300, San Antonio, Bexar County, Texas 78205, or such other location as the Payee designates to the Makers in writing, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00), or the outstanding principal amount advanced hereunder, whichever is less, in legal and lawful money of the United States of America, with interest thereon as hereinafter specified.

TERMS OF PAYMENT:

      Interest only shall be due and payable in installments commencing on August 15, 1995, and continuing regularly thereafter on the same day of each calendar month until June 15, 1996 (the "Maturity Date"), when the entire amount of this Note, principal and interest then remaining unpaid, shall be due and payable.

      The principal sum of this Note represents a revolving credit, all or any part of which may be advanced to the Makers, repaid by the Makers and re-advanced to the Makers, without the necessity for the execution of any other instruments, at any time prior to the earlier of (i) the date on which demand for payment is made hereunder or (ii) the Maturity Date; provided, however that the unpaid principal balance of this Note shall never exceed the sum of $10,000,000.00. All advances and all payments made on account of this Note shall be recorded by the Payee, whose records shall be deemed correct absent manifest error. In no event shall the provisions of Article 5069-15.01, et seq., Vernon's Texas Civil Statutes, 1925, as amended (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to the loan evidenced by this Note.

PAYMENT ON NON-BUSINESS DAYS:

      If any payment hereunder falls due on a Saturday, Sunday or public holiday on which commercial banks in San Antonio, Texas are permitted or required by law to be closed, the time for such payment shall be extended to the next day on which the Payee is open for business, and such extension of time shall be included in the calculation of interest accruing and payable hereunder.

RATE OF INTEREST:

     From the date hereof until maturity, interest (calculated on the basis of a year of 360 days for the actual number of days elapsed) shall accrue on the unpaid principal balance of the Note at a rate (or rates) per annum equal to (a) the Prime Rate; or
(b) a fixed rate equal to the sum of (i) the average of London Interbank Offered Rates (LIBOR) quoted for deposits with a maturity corresponding to the pertinent Interest Period under the title "Money Rates" in The Wall Street Journal issue published on (or closest to) the date of the rate of interest on this Note is to be determined, plus (ii) 1.80% ("Adjusted LIBOR"). Each determination of the Prime Rate and Adjusted LIBOR made by the Payee in accordance with this Note shall be conclusive except in the case of manifest error. After maturity (whether by acceleration or otherwise) until paid, interest shall accrue on the matured principal and accrued, but unpaid, interest on this Note at a rate per annum equal to the Maximum Lawful Rate.

      Each  advance  requested  under  this  Note  (the  "Advance
Request") shall include the following information:

          1.   the amount of the Advance Request;

          2. the Makers' interest rate choice (Prime Rate or Adjusted LIBOR) and, if the choice is Adjusted LIBOR, the Interest Period (hereinafter defined); and

          3.    any  other  information required under  the  Loan
          Agreement (hereinafter defined).

As used herein, the term "Interest Period" shall mean a one month, two month or three month period chosen by the Makers and specified in each Advance Request. Each Advance Request shall be made by telephone or in writing not later than 12:00 Noon, local time, San Antonio, Texas, on the date the Makers desire for funds to be advanced under this Note. In the event the Advance Request is made by telephone, written confirmation of such Advance Request will be sent to the Payee within five (5) business days following such Advance Request.

      If the Makers make no interest rate choice with any Advance Request, the Makers shall be deemed to have made an Advance Request at the Prime Rate until such time as a new Advance Request is made (or this Note matures). The Makers and the Payee contemplate that different rate options may be in effect simultaneously under this Note.

      Any Advance Request for an Adjusted LIBOR rate of interest shall be subject to the following special provisions:

          (a) The Adjusted LIBOR rate of interest shall commence on the date the requested funds are advanced and shall remain in effect for the Interest Period specified in the pertinent Advance Request, or until this Note matures, whichever is earlier;

          (b) If any Interest Period would otherwise expire on a day which is not a banking day in San Antonio, London and New York City ("Business Day"), such Interest Period shall expire on the next succeeding Business Day;

          (c) No Interest Period shall extend beyond the Maturity Date; and

          (d) No more than eight Interest Periods shall be in existence under this Note at any one time.

      As used herein, the term "Prime Rate," shall mean that rate of interest equal on any given day to the rate of interest most recently established by the Payee as its prime rate and entered as such in its records, whether or not such rate is otherwise published. The Prime Rate will automatically fluctuate upward and downward, without special notice to the Makers or any other person. THE PRIME RATE MAY NOT BE THE BEST OR LOWEST RATE OR A FAVORED RATE OF INTEREST, AND ANY REPRESENTATION OR WARRANTY IN THAT REGARD IS EXPRESSLY DISCLAIMED.

      As used herein, the term "Maximum Lawful Rate" shall mean the greater of (i) the highest non-usurious rate of interest permitted by applicable United States law, or (ii) a rate per annum equal to the indicated rate ceiling determined weekly in accordance with the computation specified in Article 5069-1.04, Vernon's Texas Civil Statutes, 1925, as amended, as such indicated rate ceiling is in effect from time to time, but in no event greater than twenty-eight percent (28%) per annum. Unless precluded by law, changes in the Maximum Lawful Rate created by statute or governmental action during the term of this Note shall be immediately applicable to this Note on the effective date of such changes. In the event that no Maximum Lawful Rate exists, then the term "Maximum Lawful Rate" shall be deemed to mean a rate per annum equal to the Prime Rate, plus five percent (5.00%).

      Notwithstanding the foregoing, if, at any time, the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) exceeds the Maximum Lawful Rate, the rate of interest to accrue on this Note shall be limited to the Maximum Lawful Rate, but any subsequent reductions in such rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) shall not reduce the rate of interest to accrue on this Note below the Maximum Lawful Rate until the total amount of interest which would have accrued if a varying rate per annum equal to the rate of interest applicable to this Note (but for the limitation thereof to the Maximum Lawful Rate) had at all times been in effect.

PREPAYMENT:

      Except for those portions of the Note bearing interest at Adjusted LIBOR (which may not be voluntarily prepaid until the end of the pertinent Interest Period), the Makers reserve the right to prepay this Note in any amount at any time prior to maturity without penalty. Interest shall be calculated on the unpaid principal to the date of any prepayment and any such prepayment shall be applied first toward the payment of accrued interest and next to the principal installments of this Note in the inverse order of maturity.

SECURITY FOR PAYMENT:

      Payment of this Note is secured by, and this Note is entitled to the benefits of, all security agreements, assignments, deeds of trust, mortgages and lien instruments executed by the Makers (or any of them), or other similar instruments, guaranties, endorsements or other agreements, executed by any other person or entity (the "Collateral Agreements," whether one or more) to secure, guarantee or otherwise provide for the payment hereof, in favor of or for the benefit of the Payee, including any previously executed and any now or hereafter executed. Without limiting the foregoing, the Collateral Agreements include a Security Agreement dated July 24, 1991, executed by the Makers, as debtors, for the benefit of the Payee, as secured party.

USE OF PROCEEDS:

      This Note represents funds advanced and to be advanced to the Makers at the Makers' special instance and request to finance working capital requirements, the receipt of a portion of which is hereby acknowledged. This Note is given pursuant to the terms of a Loan Agreement dated July 24, 1991, as most recently amended by a Seventh Amendment to Loan Agreement and Loan Documents dated of even date herewith between the Makers and the Payee.

REPRESENTATIONS AND WARRANTIES:

     LANCER CORPORATION, a Texas corporation expressly represents and warrants to the Payee that it is a corporation duly organized and existing in good standing under the laws of the State of Texas; that it possesses full power and authority to conduct its business as now conducted and as presently proposed to be conducted; that the execution and delivery of this Note will not contravene any provisions of its articles of incorporation or by-laws; that the officer executing this Note is the legally elected, qualified and acting officer of said corporation and is expressly authorized to execute this Note by resolution of the board of directors of said corporation.

LIMITATION OF INTEREST:

      All agreements and transactions among the Makers and the Payee, whether now existing or hereafter arising, whether contained herein or in any other instrument, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof, late payment, prepayment, or otherwise, shall the amount of interest contracted for, charged or received by the Payee from the Makers for the use, forbearance, or detention of the principal indebtedness or interest hereof, which remains unpaid from time to time, exceed the Maximum Lawful Rate, it particularly being the intention of the parties hereto to conform strictly to the applicable usury laws of the State of Texas (or applicable United States law to the extent that it permits the Payee to contract for, charge or receive a greater amount of interest than under Texas law). Any interest payable hereunder or under any other instrument relating to the indebtedness evidenced hereby that is in excess of the Maximum Lawful Rate, shall, in the event of acceleration of maturity, late payment, prepayment, or otherwise, be applied to a reduction of the unrepaid indebtedness hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of such unrepaid indebtedness, such excess shall be refunded to the Makers. To the extent not prohibited by applicable law, determination of the Maximum Lawful Rate shall at all times be made by amortizing, prorating, allocating and spreading in equal parts during the full term of this loan, all interest at any time contracted for, charged or received from the Makers in connection with this loan, so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof.

SUCCESSORS AND ASSIGNS:

       As used herein, the term "Payee" shall include the successors and assigns of the Payee and any subsequent owner and holder of this Note, and the term "Makers" shall include co-makers, endorsers, guarantors, sureties and their respective successors and assigns.

DEFAULT AND COLLECTION:

      It is expressly provided that, upon default in the punctual payment of this Note, or any part hereof, principal or interest, as the same shall become due and payable, or upon default in the performance of or compliance with any of the terms of any of the Collateral Agreements, or if the Payee deems the Payee insecure, either because the prospect of timely payment of this Note becomes impaired, or because the prospect of timely performance of any of the Collateral Agreements becomes impaired, at the option of the Payee, the entire indebtedness evidenced hereby shall be matured, and in the event default is made in the prompt payment of this Note when due or declared due, and the same is placed in the hands of an attorney for collection, or suit is brought on the same, or the same is collected through probate, bankruptcy or other judicial proceedings, then the Makers jointly and severally agree and promise to pay all reasonable attorney's fees, court costs and collection costs incurred by the Payee.

WAIVERS AND CONSENTS:

     Each of the Makers waives presentment for payment, notice of intent to accelerate, notice of acceleration, protest and notice of protest, dishonor and diligence in collecting and the bringing of suit against any other party, and agrees to all renewals, extensions, partial payments, releases and substitutions of security, in whole or in part, with or without notice, before or after maturity. The Payee may remedy any default, without waiving the same, or may waive any default without waiving any prior or subsequent default.

GOVERNING LAWS AND VENUE:

     This Note is governed by and is to be construed and enforced in accordance with the laws of the State of Texas and of the United States. The Makers agree and consent to the jurisdiction of the District Courts of Bexar County, Texas, and of the United States District Court for the Western District Texas (San Antonio Division) and acknowledge that such courts shall constitute proper and convenient forums for the resolution of any actions among the Makers and the Payee with respect to the subject matter hereof, and agree that such courts shall be the exclusive forums for the resolution of any actions among the Makers and the Payee with respect to the subject matter hereof.

AGREEMENT FOR BINDING ARBITRATION:

     The parties agree to be bound by the terms and provisions of the current Arbitration Program of First Interstate Bank of Texas, N.A., which is incorporated by reference herein and is acknowledged as received by the parties, pursuant to which any and all disputes shall be resolved by mandatory binding arbitration upon the request of either party.


                              LANCER CORPORATION, a Texas
                              corporation

                              By:    John P. Herbots
                              Name:  John P. Herbots
                              Title: Vice President Finance

102621.1

                                        NOTICE AND ACKNOWLEDGMENT
FIRST INTERSTATE BANK OF TEXAS, N.A.    OF NO ORAL AGREEMENTS


This agreement (this "Agreement") is made and entered into by and among the undersigned executed effective August 1, 1995.

Definitions:

As used in this Agreement, the following terms shall have the following meanings:

     Parties-The undersigned persons and entities.

     Note-That  certain revolving promissory note dated effective
     July ___, 1995 in the amount of $10,000,000.00 executed by LANCER CORPORATION, a Texas corporation.

     Loan Documents-This Agreement and any and all promissory notes (including, without limitation, the Note), loan agreements, deeds of trust, builder's and mechanic's lien contracts, security agreements, assignments, pledges, owner's consent to pledges, letters of credit, guarantees, and all other loan documents executed in connection with or otherwise relating to This Loan.

     This Loan-The transaction comprised of the extension of credit and all related agreements and accommodations by or among any of the Parties evidenced by or contained in any of the Loan Documents.

Agreements:

In consideration of the extension of This Loan, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Parties, the Parties (i) agree that each Party's execution of this Agreement constitutes acknowledgment that such Party has read and understands this Agreement, and that it is intended to be a part of and is incorporated by reference into each of the Loan Documents; (ii) acknowledge receipt of the following Notice; and (iii) to the extent allowed by law, agree to be bound by the terms of this Agreement and the Notice:

     NOTICE: THIS DOCUMENT AND ALL OTHER DOCUMENTS RELATING TO THIS LOAN CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE  PAR
     TIES RELATING TO THIS LOAN.

Executed as of the date first above stated.
DEBTOR OR OBLIGOR:                 LENDER:


LANCER  CORPORATION,  a  Texas     FIRST   INTERSTATE   BANK   OF
corp.                              TEXAS, N.A.


By:    John Herbots                By:    Scott Adam
Name:  John Herbots                Name:  Scott Adam
Title: Vice President Finance      Title: Asst. Vice President


LANCER INTERNATIONAL SALES, INC.


By:    John Herbots
Name:  John Herbots
Title: Vice President Finance


LANCER LIMITED

By:    George F. Schroeder
Name:  George F. Schroeder
Title: President


THE STATE OF TEXAS

COUNTY OF BEXAR


     This instrument was acknowledged before me on the 3rd day of August, 1995, by Scott Adams, Assistant Vice President, of FIRST
INTERSTATE BANK OF TEXAS, N. A., a national banking association, on behalf of said association.



                              Charlene L. Webster
                              Notary Public, State of Texas


THE STATE OF TEXAS

THE COUNTY OF BEXAR


     This instrument was acknowledged before me on the 2nd day of August, 1995, by John Herbots, Vice President Finance, of LANCER
CORPORATION, a Texas corporation, a Texas corporation, on behalf of said corporation.


                              Jo Anna Gonzales
                              Notary Public, State of Texas


THE STATE OF TEXAS

THE COUNTY OF BEXAR


     This instrument was acknowledged before me on the 2nd day of August, 1995, by John P. Herbots, Vice President Finance, of
LANCER INTERNATIONAL SALES, INC., a Texas corporation, on behalf of said corporation.


                              Jo Anna Gonzales
                              Notary Public, State of Texas






THE STATE OF TEXAS

THE COUNTY OF BEXAR


     This instrument was acknowledged before me on the 2nd day of August, 1995, by George F. Schroeder, President, of LANCER
LIMITED, on behalf of said Corporation.


                              Jo Anna Gonzales
                              Notary Public, State of Texas





1093-39